EXHIBIT 3.95
LC0674148
Form LCC-5.5
December 2003
Jesse White
Secretary of State
Department of Business Services
Limited Liability Company Division
Room 351, Howlett Building
Springfield, IL 62756
http://www.cyberdriveillinois.com
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois
C.P.A.’s check or money order, payable to “Secretary of State.”
Illinois
Limited Liability Company Act
Articles of Organization
Articles of Organization
SUBMIT IN DUPLICATE
Must be typewritten
This space for use by Secretary of State
Date 12/20/2005
Assigned File # 0171523-2
Filing Fee $500.00
Approved: JL
This space for use by
Secretary of State
FILED
DEC 20 2005
JESSE WHITE
SECRETARY OF STATE
1. Limited Liability Company Name: Waukegan Illinois Hospital Company, LLC
(The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or LP.)

2. The address of its principal place of business: (Post office box alone and c/o are unacceptable.) 7100 Commerce Way, Suite 100
Brentwood, TN 37027
3. The Articles of Organization are effective on: (Check one)

a) X the filing date, or b)	another date later than but not more than 60 days subsequent to the filing date:
(month, day, year)
4. The registered agent’s name and registered office address is:

Registered agent:	National Registered Agents, Inc.
	First Name	Middle Initial	Last Name

Registered Office:	200 West Adams Street
(P.O. Box and	Number Street	Suite #
c/o are unacceptable)	Chicago, IL 60606 (Cook County)
	City ZIP Code	County
5. Purpose or purposes for which the LLC is organized: include the business code # (IRS Form 1065). (If not sufficient space to cover this point, add one or more sheets of this size.)
“The transaction of any or all lawful business for which limited liability companies may be organized under this Act.”

6. The latest date, if any, upon which the company is to dissolve	perpetual.
(month, day, year)
Any other events of dissolution enumerated on an attachment. (Optional)
7. Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment:
If yes, state the provisions(s) from the ILLCA. ☐ Yes ☒ No
8. a) Management is by manager(s): If yes, list names and business addresses. ☐ Yes ☒ No
b) Management is vested in the member(s): ☒ Yes ☐ No
If yes, list names and addresses.
Waukegan Hospital Corporation
7100 Commerce Way, Suite 100
Brentwood, TN 37027
9. I affirm, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

Dated	December 20, 2005
(Month/Day)(Year)

	Signature(s) and Name(s) of Organizers		Address(es)

1.	/s/Robin J. Keck	1.	7100 Commerce Way, Suite 100
	Signature		Number	Street
	Robin J. Keck, Organizer		Brentwood
	(Type or print name and title)		City/Town

			Tennessee		37027
			State		Zip Code
2.		2.
	Signature		Number	Street
2.
	(Type or print name and title)		City/Town

			State		Zip Code
3.		3.
	Signature		Number		Street
2.
	(Type or print name and title)		City/Town
			State		Zip Code
Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

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